Exhibit 10.41

AMENDMENT NO. [    ] TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. [    ] TO EMPLOYMENT AGREEMENT is entered as of the     day of December, 2012, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and [            ] (“Employee”).

BACKGROUND

WHEREAS, the parties entered into an Employment Agreement dated as of [            ] (the “Agreement”), that sets forth the terms and conditions of Employee’s employment with the Company, and

WHEREAS, the Company and Employee wish to amend the Agreement in accordance with Internal Revenue Service Notice 2010-80 to clarify the time that any post-termination continuation of compensation may be paid following Employee’s termination of employment, if the Employee meets the conditions for any such payment under the terms and conditions of the Agreement.

NOW, THEREOFRE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The following Paragraph [    ] is hereby added to the Agreement:

“28. Compliance With IRS Notice 2010-80. Notwithstanding anything in the Agreement to the contrary, in the event of Employee’s termination of employment under circumstances that may entitle Employee to payment by the Company of post-termination continuation of compensation subject to Employee’s delivery of a waiver of claims against the Company (the “Release”), and the period during which Employee may return the Release, plus any period after Employee returns the Release during which Employee may revoke the Release, begins in one taxable year and ends in a second taxable year, no payment of post-termination compensation shall commence until the second taxable year.”

2. Except as modified hereby, the Agreement shall continue unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first-above written.

COMCAST CORPORATION

By:

Date:

EMPLOYEE:

Date:

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